Exhibit 10.3

Certain information (as indicated by “[*]”) has been redacted from this Exhibit in accordance with Item 601(a)(6) of Regulation S-K.

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of August 13, 2025, by and among Clene Inc., a Delaware corporation (the “Company”), each of the persons and entities listed on Exhibit A attached hereto (the “Schedule of Purchasers”), as it may be amended as hereinafter provided (each, a “Purchaser” and collectively, the “Purchasers”) and Kensington Clene 2024 LLC, a Delaware limited liability company, as the collateral agent under the terms and conditions of this Agreement (the “Collateral Agent”).

RECITALS

Whereas, the Purchasers desire to lend to the Company, and the Company desires to borrow from the Purchasers, up to $1,500,000 in the manner and upon the terms and conditions hereinafter set forth.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the terms, conditions and covenants hereinafter set forth, the Company and the Purchasers agree as follows:

ARTICLE 1

PURCHASE AND SALE OF NOTES

1.1    Purchase and Sale. The Company agrees to sell, and each Purchaser agrees to purchase, the Company’s Senior Secured Convertible Promissory Notes (the “Senior Notes” and each, without distinction, a “Senior Note”) in the original principal amounts for each Purchaser appearing beside such Purchaser’s name on the Schedule of Purchasers (for each Purchaser, the “Principal Amount”). The obligations of the Purchasers hereunder to purchase the Senior Notes are several and not joint. Each Senior Note will be substantially in the form attached hereto as Exhibit B, and will be convertible on the terms and conditions set forth in such Senior Note. Each Senior Note shall bear interest at a per annum rate of 12%, calculated on the basis of a three hundred and sixty (360)-day year consisting of twelve (12) thirty (30)-day months. Each Senior Note will be secured by the Company’s assets pursuant to the terms and conditions of this Agreement.

1.2    Closing. The Closing (the “Closing”) shall take place on a date determined by the Company and the Purchaser (such date, the “Issuance Date”), but in no event later than August 13, 2025.

1.3    Delivery of the Senior Notes. At the Closing:

(a)     the Company shall deliver to the Purchasers executed Senior Notes in the amounts determined for each Purchaser pursuant to this Article 1;

(b)    the Company shall deliver to the Purchasers a certificate from the Secretary of the Company certifying the Company’s charter, bylaws, and duly adopted resolutions of the board of directors of the Company (the “Board”) authorizing this Agreement and the issuance of the Senior Notes; and

(c)     each Purchaser shall deliver to the Company the Principal Amount of each Senior Note purchased by such Purchaser at the Closing by wire transfer of immediately available funds to an account designated by the Company.

1.4    Security Agreement.

(a)    Certain Definitions.

(i)“    Collateral” means all tangible and intangible property and rights of the Company in which a security interest or lien may be taken including, but not limited to, all goods, equipment, inventory, products, accounts, documents, instruments, investment property, intellectual property, general intangibles, chattel paper, deposit accounts, money, letter-of-credit rights, and supporting obligations and all books, records and data relating to the foregoing; all accessions, additions, replacements and substitutions of or for the foregoing; and all cash, non-cash, insurance and other proceeds of the foregoing. Notwithstanding the foregoing, no security interest shall be granted in any contract rights, licenses or intellectual property if such grant causes a default enforceable under applicable law or if a third party has the right enforceable under applicable law to terminate the Company’s rights under or with respect to any such contract, license or intellectual property and such third party has exercised such right of termination. Notwithstanding the foregoing, no security interest shall be granted in any Excluded Property. Terms used in this Section 1.4 and not otherwise defined herein shall have the meanings assigned to such terms in the UCC.

(ii)“    Excluded Property” means, the equity interests of any non-U.S. subsidiary that are in excess of any amount that the Company demonstrates that a pledge of which, creates a present and existing adverse tax consequence to Company under the U.S. Internal Revenue Code.

(iii)“    Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

(iv)“    Senior Secured Holders” means all of the Purchasers holding the Senior Notes.

(b)    Grant of Security Interest.

(i)    Grant. The Company, to secure repayment of the Obligations (as defined below), hereby grants, pledges and assigns to the Collateral Agent (for the ratable benefit of the Purchasers, as described in Section 1.4(g) hereof) a security interest in and Lien on all of the Collateral now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest.

(ii)    Company Remains Liable. Notwithstanding anything herein to the contrary, (A) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (B) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (C) no Purchaser shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall any Purchaser be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(iii)    Continuing Security Interest. The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until payment and performance in full of all of the Obligations (as defined below) or conversions of the Senior Notes in accordance with their terms.

(iv)    Obligations Secured. The security interest granted hereby secures payment of all amounts owed pursuant to the Senior Notes issued by the Company to the Purchasers pursuant to this Agreement and all other obligations of the Company to the Purchasers arising under this Agreement (collectively, the “Obligations”). Upon the earlier of the conversion or repayment in full of the Senior Notes in accordance with their terms, the Obligations shall be deemed to have been fully paid and satisfied.

(v)    Equity Pledge. In furtherance of the Company’s grant of the security interests in the Collateral, the Company hereby pledges and grants to the Collateral Agent a security interest in all the issued and outstanding capital stock, membership units or other equity interests owned or held of record by the Company in any direct subsidiary (the “Shares”), provided that such Shares shall in no event include the Excluded Property, as security for the performance of its obligations under the Senior Notes. At the Closing (subject to Section 3.4(l)) or at any time thereafter following the Collateral Agent’s request, the certificate or certificates for the Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by the Company, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, the Company shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, and notice (absent exigent circumstances, as reasonably determined by the Collateral Agent) thereof to the Company, the Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of the Collateral Agent and cause new certificates (to the extent certificated) representing such securities to be issued in the name of the Collateral Agent or its transferee(s). The Company will execute and deliver such documents, and take or cause to be taken such actions, as the Collateral Agent may reasonably request to perfect or continue the perfection of the Collateral Agent’s security interest in the Shares.

(c)    Company’s Rights Until Default. So long as an Event of Default (as defined below) is not continuing, the Company shall have the right to possess the Collateral, manage its property and sell its inventory in the ordinary course of business. So long as an Event of Default (as defined below) is not continuing, the Company shall have the right to (i) exercise any and all voting and other consensual rights pertaining to the Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Senior Note and (ii) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral), principal or interest paid in respect of the Shares.

(d)    Event of Default. An “Event of Default” shall exist under this Agreement upon the happening of any of the following events or conditions, at the option and upon the declaration of the Required Holders (as defined below) and upon written notice to the Company of:

(i)    the Company’s failure to observe or perform any of its agreements, warranties, representations or covenants in this Agreement in any material respect, which failure is not cured within ten (10) business days’ after receipt of written notice thereof by Collateral Agent to the Company (the “Grace Period”) (provided that a breach of Section 3 will lead to an immediate Event of Default and will not be subject to such Grace Period), or

(ii)    the occurrence of any Event of Default (as defined in the Senior Notes).

(e)    Rights and Remedies on Event of Default.

(i)    During the continuance of an Event of Default, the Collateral Agent (on behalf of the Purchasers), shall have the right, itself or through any of its agents, with or without notice to the Company (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the Uniform Commercial Code (the “UCC”)), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, during the continuance of an Event of Default, the Collateral Agent shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions in its sole discretion, may deem advisable, and any of the Purchasers shall have the right to purchase at any such sale. The Company agrees that a notice sent at least ten (10) business days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling and the like, and to the Collateral Agent’s or any Purchasers’ reasonable and documented attorneys’ fees and legal expenses, and then to the Obligations and to the payment of any other amounts required by applicable law, after which the Purchasers shall account to the Company for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Purchasers are legally entitled, such proceeds shall be divided among the Purchasers pro rata based on the principal and accrued interest then outstanding on the Senior Notes, and the Company shall be liable for the deficiency, together with additional interest thereon at the rate of ten percent (10%) per annum, and the reasonable fees of any attorneys the Collateral Agent or the Purchasers employ to collect such deficiency; provided, however, that the foregoing shall not be deemed to require the Collateral Agent to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Collateral Agent and the Purchasers arising out of the retention or sale or lease of the Collateral or other exercise of the rights and remedies of the Collateral Agent with respect thereto.

(ii)    Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all the Company’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against all persons and entities claiming the Collateral sold or any part thereof under, by or through the Company, its successors or assigns.

(iii)    The Company hereby appoints the Collateral Agent, and any officer, employee or agent of the Collateral Agent, with full power of substitution, as the Company’s true and lawful attorney-in-fact, effective as of the date hereof, with power in its own name or in the name of the Company, during the continuance of an Event of Default: (A) to endorse any notes, checks, drafts, money orders or other instruments of payment in respect of the Collateral that may come into the Collateral Agent’s possession; (B) to sign and endorse any drafts against the Company, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (C) to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; (D) to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; (E) to notify persons and entities obligated with respect to the Collateral to make payments directly to the Collateral Agent; and (F) generally, to do, at the Collateral Agent’s option and at the Company’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Collateral Agent’s security interest therein to effect the intent of this Agreement, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Obligations are outstanding.

(iv)    All of the Collateral Agent’s rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(f)    The Purchasers’ Rights; Company Waivers.

(i)    The Collateral Agent’s acceptance (on behalf of the Purchasers) of partial or delinquent payment from the Company under any Senior Note or hereunder, or the Collateral Agent’s failure to exercise any right hereunder, shall not constitute a waiver of any Obligation of the Company hereunder, or any right of the Collateral Agent hereunder, and shall not affect in any way the right to require full performance at any time thereafter.

(ii)    The Company waives, to the fullest extent permitted by law, (A) any right of redemption with respect to the Collateral and all rights, if any, of marshaling of the Collateral or other collateral or security for the Obligations; (B) any right to require the Collateral Agent (1) to proceed against any person or entity, (2) to exhaust any other collateral or security for any of the Obligations, (3) to pursue any remedy in the Collateral Agent’s power or (4) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (C) all claims, damages and demands against the Collateral Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

(g)    Collateral Agent.

(i)    The Senior Secured Holders shall designate a collateral agent with respect to the Collateral. Kensington Clene 2024, LLC is hereby designated and appointed by the Senior Secured Holders as the initial collateral agent as of the date of this Agreement. The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Senior Secured Holders, be governed by this Section 1.4(g), but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Senior Secured Holders with full and valid authority so to act or refrain from acting, and the Company shall be under no obligation or entitlement to make any inquiry respecting such authority.

(ii)    Each Senior Secured Holder understands and acknowledges that the rights and remedies of the Senior Secured Holders upon an Event of Default may only be exercised by the Collateral Agent. Without limiting the generality of the immediately preceding sentence, the Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the other Senior Secured Holders), and is hereby authorized, to (A) file and prove claims and file other documents necessary or desirable to allow the claims of the Senior Secured Holders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such person), (B) act as collateral agent for each Senior Secured Holder for purposes of the perfection of all liens created by this Agreement and all other purposes stated herein, (C) manage, supervise and otherwise deal with the Collateral, (D) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by this Agreement, and (E) exercise all remedies given to the Collateral Agent and the other Senior Secured Holders with respect to the Collateral, whether under this Agreement, the Senior Notes, applicable requirements of law or otherwise.

(iii)    Under this Agreement and the Senior Notes, the Collateral Agent (A) is acting solely on behalf of the Senior Secured Holders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent” and “collateral agent” and similar terms in this Agreement or the Senior Notes to refer to the Collateral Agent, which terms are used for title purposes only, (B) is not assuming any obligation under this Agreement or the Senior Notes other than as expressly set forth herein or any role as agent, fiduciary or trustee of or for any Senior Secured Holder or any other person, and (C) shall have no implied functions, responsibilities, duties, obligations or other liabilities under this Agreement or the Senior Notes, and each Senior Secured Holder hereby waives and agrees not to assert any claim against the Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (A) through (C) above.

(iv)    The Collateral Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take under this Agreement, the Senior Notes or pursuant to instructions from the Senior Secured Holders. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any persons acting on behalf of the Collateral Agent in accordance with this Section 1.4(g) shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such person has been selected by the Collateral Agent in good faith.

(v)    The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, this Agreement or the Senior Notes by or through any trustee, co-agent, employee, attorney-in-fact and any other person (including any Senior Secured Holder). Any such person shall benefit from this Section 1.4(g) to the extent provided by the Collateral Agent.

(vi)    The Collateral Agent may, without incurring any liability hereunder, (A) treat the payee of any Senior Note as its holder until the Collateral Agent has received written notice from the holder of such Senior Note that such note has been assigned in accordance with the terms of such Senior Note, (B) consult with any advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, the Company), and (C) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(vii)    None of the Collateral Agent nor any persons acting on behalf of the Collateral Agent in accordance with this Section 1.4(g) shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the Senior Notes, and the Company and each Senior Secured Holder hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such other persons (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.

(viii)    Each Senior Secured Holder agrees to reimburse the Collateral Agent and each person acting on behalf of the Collateral Agent in accordance with this Section 1.4(g) (to the extent not reimbursed by the Company) promptly upon demand, severally and ratably, of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and taxes paid in the name of, or on behalf of, the Company) that may be reasonably incurred by the Collateral Agent or any of such persons acting on behalf of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement and the Senior Notes. Each Senior Secured Holder further agrees to indemnify the Collateral Agent and each person acting on behalf of the Collateral Agent in accordance with this Section 1.4(g) (to the extent not reimbursed by the Company), severally and ratably, from and against liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Senior Secured Holder) that may be imposed on, incurred by or asserted against the Collateral Agent or any of such persons acting on behalf of the Collateral Agent in any matter relating to or arising out of, in connection with or as a result of this Agreement, or the Senior Notes or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Collateral Agent or any of such persons acting on behalf of the Collateral Agent under or with respect to any of the foregoing; provided, however, that no Senior Secured Holder shall be liable to the Collateral Agent or any of such persons acting on behalf of the Collateral Agent to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such other person acting on behalf of the Collateral Agent, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(ix)    No Senior Secured Holder nor the Collateral Agent shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Senior Secured Holder to exercise any such powers. The other Senior Secured Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(x)    Each Senior Secured Holder authorizes the Collateral Agent to execute, on such Senior Secured Holder’s behalf, a release of such Senior Secured Holder’s security interest in the Collateral if (A) the Company has performed and/or satisfied all of the Obligations owed to such Senior Secured Holder, (B) if the Senior Secured Holders otherwise agree to the release of the Senior Secured Holders’ security interest in the Collateral or (C) the Senior Notes have converted in accordance with their terms.

(xi)    The Collateral Agent may at any time request instructions from the Senior Secured Holders with respect to any actions or approvals which, by the terms of this Agreement, the Collateral Agent is permitted or required to take or to grant. If such instructions are requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action and withhold any approval and shall not be under any liability whatsoever to any person for refraining from taking any action or withholding any approval under this Agreement, until it shall have received such instructions from the Senior Secured Holders. A Senior Secured Holder shall not have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent’s acting or refraining from acting hereunder in accordance with instructions of the Senior Secured Holders.

(xii)    The Collateral Agent may resign at any time by giving written notice thereof to the Senior Secured Holders and the Company and may be removed at any time for cause by the Required Holders. Except as provided above, upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Holders, and shall have accepted such appointment, within thirty (30) days after the retiring Collateral Agent’s giving of notice of resignation or the Required Holders’ removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Senior Secured Holders, appoint a successor Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations as the Collateral Agent under this Agreement. After any resignation of the Collateral Agent or removal hereunder as the Collateral Agent, the provisions of this Section 1.4(g) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

Each Purchaser acknowledges and agrees that notwithstanding anything in this Agreement or the Senior Notes to the contrary, the Senior Notes shall, alongside the Amended & Restated Senior Secured Convertible Promissory Notes issued pursuant to that certain Note Purchase Agreement dated as December 17, 2024 (the “Existing Notes”) in an original principal amount of $10,000,000, be entitled to the benefit of the Purchasers as defined in that certain Unconditional Guaranty and Security Agreement dated as of December 24, 2024 by and between the Company and the Collateral Agent (as defined therein) (the “Security Agreement”), and any proceeds received by the Collateral Agent in connection therewith shall be allocated pro rata among the holders of the Existing Notes and the Senior Notes.

1.5    Use of Proceeds. The Company will use the proceeds from the sale of the Senior Notes for general working capital purposes.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as of the Closing that the following representations are true and complete as of the date of the Closing, except as otherwise indicated and except to the extent such representations and warranties are made only as of a specific earlier date, in which case the Company represents and warrants that such representations and warranties are true and correct as of such earlier date. For purposes of this Section 2.1, the phrase “to the Company’s knowledge” means that the Company will be deemed to have knowledge of a particular fact or other matter if any one or more of the executive officers of the Company is actually aware of, after reasonable investigation, such fact or other matter. For the purposes of this Section 2.1, each reference to the Company is deemed to include the wholly-owned subsidiaries of the Company.

(a)    Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company’s executive office address is 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the assets, liabilities, financial condition, property or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(b)    Corporate Power. The Company has the requisite corporate power to: (i) own and operate its properties and assets; (ii) carry on its business as presently conducted and as proposed to be conducted; and (iii) execute and deliver this Agreement and issue the Senior Notes (together with any shares of capital stock that may be issued upon the conversion thereof, the “Securities”).

(c)    Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, for the performance of the Company’s obligations hereunder, and for the authorization of the Senior Notes has been taken or will be taken prior to the Closing. This Agreement and the Senior Notes, when executed and delivered, will constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights and general principals of equity.

(d)    Validity of the Securities. The Securities, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any liens or encumbrances; provided, however, that the Securities are subject to certain restrictions on transfer as provided therein and under state and/or federal securities laws. Based in part upon the representations of the Purchasers in this Agreement, the offer, sale and issuance of the Securities will be in compliance with all applicable federal and state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act of 1933, as amended (the “Securities Act”) (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act or any Person listed in the first paragraph of Rule 506(d)(1). “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(e)    Litigation. There is no action, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or any of its properties or assets or that questions the validity of this Agreement, or any action taken or to be taken in connection herewith, or would reasonably be expected to have a Material Adverse Effect.

(f)    Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any state or federal governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except for (i) the filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner and (ii) the authorization of the shares of the Company’s capital stock issuable upon the conversion of the Senior Notes.

(g)    No Conflict. Neither the execution and delivery of this Agreement, the Senior Notes, nor the completion of the transactions contemplated hereby or thereby, will contravene or violate: (i) any provision of the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) or the Amended and Restated Bylaws of the Company (the “Bylaws”); (ii) any agreement or commitment to which the Company is a party; or (iii) any law or order of any court or governmental agency applicable to the Company.

(h)    Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of the Restated Certificate or Bylaws of the Company, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision or federal or state statute, rule or regulation applicable to the Company, in each case the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Senior Notes and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (y) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; of (z) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(i)    Property. Following the payoff of the Avenue Debt and the related release of the liens securing such debt, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and except as contemplated by the terms and conditions of this Agreement. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets and the rights of the Purchasers set forth in this Agreement. The Company does not own any real property.

2.2    Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with, the Company as follows:

(a)    Organization; Authority. If such Purchaser is an entity, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. If such Purchaser is a natural person, such Purchaser has the legal capacity to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and is or, when delivered by such Purchaser in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    Investment Intent. Such Purchaser understands that the Securities are “restricted securities” as defined in Rule 144 (“Rule 144”) as promulgated under the Securities Act and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934 or an entity engaged in a business that would require it to be so registered as a broker-dealer. Such Purchaser further understands that the Securities will bear the following legend and agrees to hold such Securities subject thereto:

THIS SENIOR NOTE AND ANY SHARES OF CAPITAL STOCK THAT MAY BE ISSUED UPON THE CONVERSION OF THIS SENIOR NOTE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAW. NEITHER THIS SENIOR NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY).

(c)    Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on the date of such Closing when such Purchaser acquires a Senior Note it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)    General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(e)    Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)    Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(g)    Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(h)    Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Purchaser confirms that such Purchaser has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(i)    Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(j)    No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)    Rule 506(d). Neither such Purchaser nor any of such Purchaser’s Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) of the Securities Act. For purposes of this Agreement, a “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

(l)    Exculpation Among Purchasers. Such Purchaser acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Such Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

ARTICLE 3

COVENANTS

3.1    Covenants. The Company agrees to the following covenants with the Purchasers for so long as the Senior Notes remain outstanding.

(a)    Possession by Third Party. If any of the Collateral is in the possession of a third party, the Company shall notify the Collateral Agent and obtain from the third party an acknowledgement from the third party that it is holding the Collateral for the benefit of the Purchasers.

(b)    Use of Collateral. The Collateral shall be used primarily for business purposes. The Collateral, which is not portable, shall be kept only at the principal offices of the Company or of its wholly-owned subsidiaries, and the Company shall not keep the Collateral at any other location without the prior consent of the Collateral Agent.

(c)    Transfer of Collateral. Except for sales of inventory in the ordinary course of business, the Company shall not sell, assign, lend or otherwise dispose of any interest in the Collateral without the prior written consent of the Collateral Agent.

(d)    No Liens. The Company shall preserve the Collateral (and, as to after-acquired Collateral, own and preserve the same) free and clear of all taxes, liens, claims and security interests other than in favor of the Purchasers or other statutory liens.

(e)    Financing Statements, Titles, etc. Immediately upon request of the Collateral Agent, at any time, the Company shall execute and deliver to the Collateral Agent all financing statements, security agreements, intellectual property security agreements, applications for certificates of title and other instruments and documents which the Collateral Agent may request for the purpose of implementing or confirming the terms of this Agreement (including the perfection of its security interest hereunder), all of which shall be in a form satisfactory to the Collateral Agent. The Company hereby irrevocably appoints the Collateral Agent, or any of its successors or assigns, as the Company’s true and lawful attorney-in-fact, with full power of substitution, in the name of the Company, to execute and file, at any time, any financing statement, continuation statement or amendments thereto, and intellectual property security agreements, in each case, which the Purchasers or the Collateral Agent deem necessary or convenient to protect, perfect or maintain the security interests and liens granted to the Purchasers.

(f)    Maintenance and Warranties. The Company shall at all times regularly maintain, repair and keep in good working order and condition all of the Collateral and protect the same, subject to ordinary wear and tear, from damage or injury.

(g)    Taxes and Charges. The Company shall promptly pay when due all taxes, assessments, fees, licenses and charges upon or necessary for the use or operation of the Collateral.

(h)    Actions by the Purchasers; Reimbursement. The Collateral Agent may immediately take any reasonable action or pay any reasonable sum required to be done or paid by the Purchasers under this Agreement if the Collateral Agent, in its discretion, determines that it is necessary or convenient to do so in order to protect, preserve or maintain the Collateral or the rights of the Purchasers therein. The amount of such payment or the cost of doing such act shall be immediately paid by the Company to the Collateral Agent, as agent for the Purchasers, or shall be added to the Obligations secured hereby. No act done or amount paid by the Collateral Agent under this Section 3.1(h) shall be deemed to constitute a waiver of any default of Purchaser.

(i)    Information Correct. The Company shall not change the Company’s state of organization, not change the Company’s legal name, not change the Company’s chief executive office address and not merge or consolidate the Company with any other entity without providing the Collateral Agent with at least ten (10) business days’ prior written notice of such event.

(j)    Intellectual Property Rights. Schedule A to this Agreement contains a true, complete, and current listing of all copyright registrations, copyright applications, trademark registrations, trademark applications, patents and patent applications owned by Company on the date hereof that are on record with, registered with or issued by the United States Patent and Trademark Office or United States Copyright Office. No less frequently than quarterly, such Company shall notify the Collateral Agent in writing of any intellectual property rights owned by Company which are material individually or in the aggregate to the operation of the business of the Company that are both (i) registered with the United States Patent and Trademark Office or United States Copyright Office and (ii) acquired or arising after the date hereof and that Company has not previously provided the Collateral Agent with notice thereof, and shall submit to the Collateral Agent a supplement to Schedule A, to reflect such additional rights (provided Company’s failure to do so shall not impair the Collateral Agent’s security interest therein).

(k)    Insurance. Company shall insure and keep insured, with financially sound and reputable insurance companies, all insurable property owned by it which is of a character usually insured by Persons similarly situated and operating like properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like properties; and Company shall insure such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with financially sound and reputable insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. Company shall in any event maintain insurance on the Collateral. Company’s insurance policies shall contain lender’s loss payable clauses to the Collateral Agent as its interest may appear (and naming the Collateral Agent as additional insured therein with respect to liability insurance policies (but, for the avoidance of doubt, excluding any public liability or any worker’s compensation policies)).

3.2    Registration Rights. Promptly following the Closing, the Company shall use its reasonable best efforts to enter into a registration rights agreement with the Purchasers containing customary and usual terms reasonably acceptable to the Company pursuant to which the Company shall agree to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of any Conversion Shares (as defined in the Senior Notes) (the “Registration Rights Agreement”). The Registration Rights Agreement will provide that the Conversion Shares will be registered on Form S-3, or S-1 as necessary (the “Registration Statement”), within 45 calendar days from Closing (the “Filing Due Date”). The Registration Rights Agreement shall further provide that The Company shall use reasonable best efforts to cause the Registration Statement to be declared effective within ninety (90) calendar days from the date the Registration Statement is filed (the “Effectiveness Due Date”). If (i) the Registration Statement is not filed on or before the Filing Due Date, (ii) the Registration Statement is not declared effective on or before the Effectiveness Due Date, or (iii) the Company fails to maintain the effectiveness of the Registration Statement (subject to customary grace periods), the Company shall be required to pay the holders liquidated damages equal to 2% of the face value of the Senior Note upon the occurrence of any such failure and for each 30 calendar day period during which such failure is continuing, or if applicable, the pro rata portion of such liquidated damages in respect of any portion of any such 30-day period; provided that the Filing Due Date or Effectiveness Due Date, as applicable, shall be extended with respect to a holder to the extent of a delay caused solely by such holder. The aggregate liquidated damages will in no event exceed 10% of the face value of the Senior Notes issued pursuant hereto.

ARTICLE 4

MISCELLANEOUS

4.1    Survival of Representations and Warranties. The representations, warranties and covenants of the Company and the Purchasers contained herein or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Senior Notes for a period of one (1) year following the Closing.

4.2    Expenses. Except as set forth in Section 4.3, the Company and the Purchasers shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

4.3    Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision of this Agreement, including the Senior Notes (collectively, the “Related Instruments”), the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable and documented fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.4    Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated by this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 4.4 being untrue.

4.5    Representation by Counsel; Construction of Agreements. Each party hereto acknowledges and agrees that it has been represented by independent counsel of its own choice in connection with the preparation and negotiation of this Agreement and the Related Instruments and in connection with the transactions contemplated hereby and thereby. This Agreement and the Related Instruments shall be construed as though all of the parties participated equally in the drafting of the same, and any rule of construction setting forth that an agreement shall be construed against the drafter thereof shall not be applicable to this Agreement or the Related Instruments.

4.6    Captions. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7    Entire Agreement. This Agreement, together with the Related Instruments and the terms thereof, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings relating to the subject matter hereof.

4.8    Amendment and Waiver. This Agreement and the Related Instruments may be amended only with the written consent of the Company and the holders of a majority of the aggregate outstanding Principal Amount of the Senior Notes (the “Required Holders”). The conditions or observance of any term of this Agreement and the Related Instruments may be waived (either generally or in a particular instance and either retroactively or prospectively) only by written instrument and with respect to conditions or performance obligations benefiting the Company, by the Company, and with respect to conditions or performance obligations benefiting the Purchasers, only with the consent of the Required Holders. Any amendment or waiver effected in accordance with this Section 4.8 shall be binding on all holders of the Related Instruments, even if they do not execute such amendment, consent or waiver, as the case may be.

4.9    Binding Effect. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.10    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law, as amended, as to matters within the scope thereof, and as to all other matters, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

4.11    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to if to the Company, to the attention of Jerry Miraglia, General Counsel, 500 Principo Parkway West, Suite 400, North East MD 21901, jerry@clene.com, with a copy to (which shall not constitute notice) Tom McAleavey, Holland & Knight, LLP, Tom.McAleavey@hklaw.co, and to the Purchasers at the addresses set forth for each Purchaser on Exhibit A attached hereto or at such other address as the Company or any Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

4.12    Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts and by facsimile or electronic delivery, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to the other party. No party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Signatures on the Following Pages

In Witness Whereof, the parties have caused this Note Purchase Agreement to be executed, all as of the date first above written.

THE COMPANY:

Clene Inc.

By:	/s/ Robert Etherington
Name:	Robert Etherington
Title:	President and Chief Executive Officer

In Witness Whereof, the parties have caused this Note Purchase Agreement to be executed, all as of the date first above written.

THE COLLATERAL AGENT:

Kensington Clene 2024 LLC

By:	/s/ Alison Mosca
Name:	Alison Mosca
Title:	Manager

In Witness Whereof, the parties have caused this Note Purchase Agreement to be executed, all as of the date first above written.

Purchasers:		Addresses:

AE CAPITAL LIMITED		Tropic Isle Building, P.O. Box 3331 Road Town, Tortola British Virgin Islands VG 1110 Telephone: [*] E-mail: [*]

By:	/s/ Susan V. Demers
Name:	Susan V. Demers for Vicali Services (BVI) Inc.
Title:	Director

A GLOBAL CHORUS FOUNDATION		Attn: Mike Sharp 1674 Avenida Cherylita, El Cajon, CA 92020 E-mail: [*]

By:	/s/ Mike Sharp
Name:	Mike Sharp
Title:	President

GLENN AND SHELINA WAY		Charter One 6913 E Rembrandt Ave, Mesa, AZ 85212 Telephone: [*] E-mail: [*]

/s/ Glenn Way
Name:	Glenn Way

EXHIBIT A – SCHEDULE OF PURCHASERS

PURCHASER	AMOUNT
AE Capital Limited	$1,000,000
A Global Chorus Foundation	$250,000
Glenn and Shelina Way	$250,000
Total	$1,500,000

EXHIBIT B – FORM OF NOTE

[Omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]

SCHEDULE A – INTELLECTUAL PROPERTY RIGHTS

[Omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]